ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number
	20070228382-94
Ross Miller	Filing Date and Time
Secretary of State	04/02/2007 2:20 PM
State of Nevada	Entity Number
	E0229372007-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PELCOR, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CORPORATE DIRECT, INC. Name 2248 MERIDIAN BOULEVARD, SUITE H — MINDEN — Nevada 89423 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. CHRISTOPHER WALKER Name 109 MILLS COVE — VICTORIA — B.C — V9B 6R8 Street Address — City — State — Zip Code 2. JOAN GANDZA Name 109 MILLS COVE — VICTORIA — B.C. V9B 6R8 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	JAMES B. PARSONS — X [signature] Name — Signature 20900 NE 4TH STREET, SUITE 2070 — BELLEVUE — WA — 98004 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 4/2/2007 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PELCOR, INC.**, did on April 2, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 3, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FILE NUMBER

E0229372007-9

PELCOR, INC.

(Name of Corporation)

FOR THE FILING PERIOD OF APR, 2007 TO APR, 2008. Due by May 31, 2007

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

CORPORATE DIRECT, INC

2248 MERIDIAN BOULEVARD SUITE H

MINDEN NV 89423

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED.
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV [illegible], (775) [illegible].
6. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S) PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S) SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S) TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S) DIRECTOR		
ADDRESS	CITY	St	Zip

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer Title Date

Nevada Secretary of State Form Initial LIST-PROFIT 2003
Revised on: 09/21/03

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

April 2, 2007

Job Number
C20070402-1914

Corporation Number
E0229372007-9

Filing Description
Articles of Incorporation

Document Filing Number
20070228382-94

Date/Time of Filing
April 2, 2007 02:20:44 PM

Corporation Name
PELCOR, INC.

Resident Agent
CORPORATE DIRECT, INC

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138